Form 8-K ECOTALITY, INC. - ETLY Filed: December 30, 2008 Report of unscheduled material events or corporate changes.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2008

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

In our Form 8K filed on August 29, 2008 we indicated that we had arranged for an Amendment to our Debenture and Warrants, Agreement and Waiver providing for a deferral of principal and interest payments for the period May 1 through December 31, 2008.

The August 29, 2008 Waiver Agreement called for principal payments to resume on January 1, 2009.   On December 29, 2008, an agreement for the deferral of our January Debenture payments to Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC (collectively the “Enable Funds”) was signed.  This deferral agreement applies only to the principal payments due to the Enable Funds. The remaining debenture holder, BridgePointe Master Fund Ltd., is not a part of this agreement.

This deferral does not relieve Ecotality from any of its obligations to the Enable Funds under the previous Amendment or the underlying agreements other than its obligation to make principal payments to the Enable Funds on January 1, 2009, provided that such payments are made on February 1, 2009.

The deferral agreement aligns with our short term working capital plan and provides us time to achieve our objectives in this regard.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit
99.1	Agreement for Deferral of January Debenture Payments

Signatures

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	December 30, 2008
Jonathan R. Read

/s/ Harold Sciotto	Secretary	December 30, 2008
Harold Sciotto

/s/ Barry S. Baer	Chief Financial Officer	December 30, 2008
Barry S. Baer

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INDEX TO FINANCIAL STATEMENTS & EXHIBITS

 99.1 AGREEMENT FOR DEFERRAL OF JANUARY DEBENTURE PAYMENTS

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